Exhibit 10.10

Technological Consulting Agreement

Party A:

Company Name: Shandong Yuda Health Technology Company Limited

Company Address:

Party B:

Company Name: Beijing OuRuiXi Medical Technology Company Limited

Company Address:

Whereas Party A (the Engagor) needs to consult with Party B (the Consultant) regarding Yuda Medical Technology R&D project, and Party B is willing to accept Party A’s engagement and provide such consulting, the two parties, after friendly consultation, have entered into the agreement as follows in accordance with the provisions of the Contract Law of the People’s Republic of China.

1.	Name of the Consulting Project

1.1	The name of the technology consulting project contemplated herein is: Yuda Health Technology Consulting Service Project

2.	Content, Form and Requirements of Consulting

2.1	The target of this Contract is not technological product but rather consulting service for the Engagor’s decision making and option, i.e., the Consultant will provide opinions and plans to the Engagor regarding its scientific research, technical development, technological renovation, promotion of development result, engineering design, technological management and other technical projects.

3.	Term, Place and Method of Consulting Service Performance

3.1	The term of the performance of this Contract means the actual time from the beginning to the completion of such performance. The parties hereto agree that the term of such performance is: January 1, 2018 to December 31, 2018.

3.2	The place of the performance of this Contract can be the location of the Engagor or the location of the Consultant as determined by the parties hereto, or can be some other location agreed to by the parties hereto. If any determination is not clear, it is assumed that the location is the place where the Consultant is located for such performance.

3.3	The method of the performance of this Contract is through providing technological consulting by the Consultant to the Engagor.

4.	Matters Requiring the Assistance of the Engagor

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4.1	The matters that require the assistance of the Engagor are meant for the smooth implementation of the Consultant’s consulting work; the Engagor must provide necessary working condition and technical background information and material.

4.2	The matters that require the assistance of the Engagor mainly include the following:

(1)	Stating clearly the issues to be consulted about and providing technical background information and material and relevant technology and data to the Consultant;

(2)	Supplementing other relevant information at the request of the Consultant and recalling relevant material and data;

(3)	Making timely modification and improvement if any technical material or data contain obvious mistakes and errors;

(4)	Providing working condition to the Consultant necessary for conducting investigative research.

4.3	The above matters that require the assistance of the Engagor must be specifically specified and, to the extent possible, the actual time, content, quantity and method of providing material and information and the working environment should be clearly stated.

5.	The Confidentiality regarding Technical Information and Material

5.1	If the content of this Contract involves State security and material interests that require confidentiality, the scope, level and term of such confidential material and each party’s obligation for confidentiality must be clearly provided in the Contract.

5.2	If the technical material and data provided by the Engagor require confidentiality, the terms of the scope of such confidentiality must be specified in the Contract. If they are not specified, the Engagor must not interfere in the use, publication and disclosure to a third party by the Consultant.

5.3	The parties hereto may provide that the confidentiality provision shall survive and remain effective regardless of any amendment, dissolution or termination of the Contract, and that the parties hereto shall continue to bear the obligation for confidentiality provided herein.

6.	Method for Inspection and Evaluation

6.1	Due to the special characteristics of technological consulting service, the result of such service should not, to certain extent, have quantitative features, and the parties hereto must rely on scientific, fair and factual principles in conducting inspection and evaluation.

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6.2	If the parties hereto have not specified the method for inspection and evaluation in the Contract, the inspection and evaluation should be conducted under the general requirements applicable to the Contract.

7.	Compensation and Payment Method

7.1	In the technological consulting agreement, the fees for technological consulting is generally referred to as compensation; the parties hereto must specify clearly the amount of such compensation. Under this Contract, the Engagor must pay to the Consultant a compensation in the amount of ¥200,000.00.

7.2	The parties hereto provide that the payment time and method are: within 3 months upon completion of inspection and determination that the relevant data are qualified, Party A must pay to Party B the whole amount of the technological consulting agreement, ¥200,000.00.

7.3	The parties hereto may provide that the fees necessary for the necessary investigation and research, analysis of any conclusions and testing and experimentation conducted by the Consultant during the performance of this Contract are to be included in such compensation.

8.	Liability for Breach

8.1	Party A and Party B must diligently perform its duties and obligations provided for each herein; if there is any breach on the part of one party, then such breach must be handled with regard to the party in breach in accordance with the relevant provisions of the country’s economic contract law.

8.2	If either of the parties hereto terminates this Contract for no reason, except under circumstances of Force Majeure, such party must pay breach damages to the other party in the amount of 30% of the total compensation provided herein.

8.3	The parties must perform this Contract in good faith; if any one party engage in fraud, coercion or profiteering in the course of such performance, the other may dissolve this Contract and shall have the right to demand compensation for any losses from the other party.

9.	Dispute Resolution Method

9.1	If there is any dispute arising from the performance of this Contract, the parties hereto may choose consultation, mediation, arbitration or litigation based on its own willingness.

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9.2	Upon the occurrence of any dispute, the parties hereto must attempt to resolve such dispute through consultation through determination of each party’s responsibilities in accordance with the provisions herein.

9.3	If any party is not willing to have such consultation or such consultation fails, then the dispute may be submitted to a third party designated by both parties for mediation.

9.4	If the consultation between the two parties or the mediation fails, or any party is not willing to have such consultation or mediation, then the dispute may be submitted to Beijing Arbitration Commission for resolution.

9.5	The parties hereto may, instead of arbitration, also directly submit such dispute to the court for litigation for resolution.

10.	This Contract will become effective upon execution by signature or affixing seals; if it requires approval by any relevant authorities, then the effective date of this Contract shall be the date of approval by such authorities.

11.	Any matters not covered herein will be provided by the parties hereto through consultation.

12.	This Contract has two counterparts, with one to each party.

Party A: /seal/ Shandong Yuda Health Technology Company Limited

Legal Representative:

Date:

Party B: /seal/ Beijing OuRuiXi Medical Technology Company Limited

Legal Representative:

Date:

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